Exhibit 5.1

511 Union Street, Suite 2700	615.244.6380	main
P.O. Box 198966	615.244.6804	fax
Nashville, TN 37219-8966	wallerlaw.com

September 20, 2016

CapStar Financial Holdings, Inc.

201 4th Avenue North, Suite 950

Nashville, Tennessee 37219

Re: Registration	Statement on Form S-1 (File Number 333-213367)

Ladies and Gentlemen:

We are furnishing this opinion in connection with the filing by CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), of a Registration Statement on Form S-1 (File Number 333-213367), as amended (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of 2,972,750 shares of common stock, par value $1.00 per share (“Common Stock”), of the Company (the “Shares”). 1,682,537 Shares will be issued and sold by the Company (including up to 387,750 Shares issuable upon exercise of an over-allotment option granted by the Company) (collectively, the “Company Shares”), and 1,290,213 Shares (the “Selling Shareholders Shares”) will be sold by certain shareholders identified as selling shareholders in the Registration Statement (collectively, the “Selling Shareholders”). The term “Shares” shall also include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement and the Prospectus. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and the Prospectus and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, CapStar Bank, a Tennessee-chartered state bank, the Selling Shareholders and the underwriters named therein (the “Underwriting Agreement”). This opinion is being filed pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have acted as counsel to the Company and the Selling Shareholders. In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates of public officials and other instruments, and have made such other and further investigations, in each case as we have deemed necessary or appropriate to enable us to render the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents or all documents submitted to us as certificate or photostatic copies, and the authenticity of the originals of such latter documents. We have also made such investigations of law as we have deemed necessary or appropriate to form a basis for the opinions rendered herein.

This opinion is limited to the Tennessee Business Corporation Act in effect on the date hereof, and no opinion is rendered as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Except as otherwise expressly stated herein, (i) all opinions rendered are as of the date hereof, and (ii) no opinion is rendered herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

CapStar Financial Holdings, Inc.

September 20, 2016

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

(i)	when (a) the Registration Statement becomes effective under the Act, (b) the Pricing Committee of the Board of Directors of the Company has taken all necessary corporate action, including approving the issuance of the Company Shares and determining the price per share of the Company Shares, and (c) the Company Shares have been issued and delivered by the Company against receipt of payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable; and

(ii)	the Selling Shareholder Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

We hereby consent to (i) the filing of this opinion as Exhibit 5.1 to the Registration Statement and (ii) the reference to us under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP